UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

VistaPrint Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton, Bermuda		HM 12
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 13, 2008, Harpreet Grewal, the Executive Vice President and Chief Financial Officer of VistaPrint Limited (the “Registrant”) tendered his resignation, effective October 2, 2008 (the “Resignation Date”) due to personal reasons and obligations. In order to facilitate an effective transition of his responsibilities, the Registrant’s wholly-owned subsidiary VistaPrint USA, Incorporated (together with the Registrant, the “Company”) and Mr. Grewal entered into a Transition Agreement dated as of May 13, 2008 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Grewal will continue to be employed by the Company as Chief Financial Officer through September 2, 2008 (or such earlier date that a new Chief Financial Officer is appointed), on which date he will resign as Chief Financial Officer. The Transition Agreement further provides that from (i) September 2, 2008 (or such earlier date that a new Chief Financial Officer is appointed) through the Resignation Date, at which time he will resign all positions he holds with the Company, Mr. Grewal will continue to be employed by the Company, and (ii) the Resignation Date through approximately July 2, 2009, Mr. Grewal will perform limited consulting services for the Company. From the date of the Transition Agreement through the Resignation Date, Mr. Grewal will continue to receive the same level of pay and benefits (including base salary, bonus and vesting of outstanding options and restricted share units) that he was entitled to immediately prior to the execution of the Transition Agreement; provided that his annualized base salary will increase to $280,000 and his annual target bonus will increase to $170,000 effective July 1, 2008. Mr. Grewal will not receive any additional compensation for rendering consulting services pursuant to the Transition Agreement.

Either the Company or Mr. Grewal may terminate Mr. Grewal’s employment with the Company at any time, with or without cause and without prior notice, during the period from the date of the Transition Agreement through October 2, 2008 (the “At-Will Period”). If the Company, however, terminates Mr. Grewal’s employment during the At-Will Period, other than for gross negligence or willful misconduct, all of Mr. Grewal’s outstanding, unvested options that would have vested on or before the Resignation Date but for such termination of employment shall become immediately exercisable in full.

Upon termination of his employment, Mr. Grewal will receive severance benefits equal to $180,000, plus an additional amount equal to $112,500 multiplied by the applicable yearly payout rate for fiscal year 2008 under the Company’s Executive Officer FY 2008 Plan, less $5,000 multiplied by the applicable quarterly payout rate for the first quarter of fiscal year 2009 under the Company’s Executive Officer FY 2009 Plan. The share options granted to Mr. Grewal in October 2006 and March 2007, for an aggregate of 139,714 common shares of the Registrant, will cease vesting as of the date of termination of Mr. Grewal’s employment and the unvested options as of such date will be forfeited. Provided that the Company has not previously terminated Mr. Grewal’s employment for gross negligence or willful misconduct and Mr. Grewal has not terminated his employment relationship with the Company prior to October 2, 2008, the vesting of the restricted share units granted to Mr. Grewal in October 2006, for an aggregate of 100,000 common shares, will accelerate such that the number of common shares that would have vested as of October 2, 2009 will fully vest as of the date of termination of Mr. Grewal’s employment. The balance of the common shares issuable in connection with such restricted stock unit shall be forfeited as of such termination date.

The Transition Agreement supersedes in its entirety the Executive Retention Agreement between the Company and Mr. Grewal dated as of October 2, 2006.

The Transition Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference.

(c) On May 13, 2008, Michael Giannetto was appointed by the Registrant’s Board of Directors as Executive Vice President and Chief Financial Officer, effective September 2, 2008 or as of such earlier as is determined by the Registrant. As of such date, Mr. Giannetto will become the principal financial and accounting officer of the Registrant. Mr. Giannetto has served as the Company’s Senior Vice President of Finance since November 2006 and prior to that served as the Company’s Vice President of Finance since May 2003. Prior to joining the Company, Mr. Giannetto held various financial management positions at several technology companies, including Data General, a computer hardware and software solutions vendor, EMC, a data storage company which acquired Data General in 1999, and ePresence, a technology consulting company. Mr. Giannetto received a B.S. in Accountancy from Bentley College and an M.B.A. from Babson College. Mr. Giannetto is 45 years old.

The Company expects that Mr. Giannetto’s compensation arrangements with the Company may be modified in connection with his appointment as Executive Vice President and Chief Financial Officer, subject to formal review and approval of the Registrant’s Compensation Committee, but no such modifications have yet been formally made. If Mr. Giannetto’s compensation arrangements are so modified, the Registrant will amend this Current Report on Form 8-K to disclose the material terms of any such modifications to the extent required.

In addition, on May 14, 2008, the Registrant announced that it was establishing a new organizational structure that will consist of two geographically-focused business units, one in North America and the other in Europe. In connection with establishing this new organizational structure, the Registrant has promoted (i) Wendy Cebula to the newly created position of President – VistaPrint North America to lead the North American business unit and (ii) Janet Holian to the newly created position of President – VistaPrint Europe to lead the European business unit. Both Ms. Cebula and Ms. Holian will serve as principal operating officers of the Registrant. Ms. Cebula joined the Company in 2000 and most recently served as Chief Operating Officer. Ms. Holian also joined the Company in 2000, most recently serving as Chief Marketing Officer. Ms. Cebula is 37 years old and Ms. Holian is 48 years old. The Company expects that the compensation arrangements for each of Ms. Cebula and Ms. Holian may be modified in connection with their respective appointments as President – VistaPrint North America and President – VistaPrint Europe, subject to formal review and approval of the Registrant’s Compensation Committee, but no such modifications have yet formally been made. If the compensation arrangements for Ms. Cebula or Ms. Holian are so modified, the Registrant will amend this Current Report on Form 8-K to disclose the material terms of any such modifications to the extent required.

A copy of the press release issued on May 14, 2008 announcing the appointment of Michael Giannetto and the resignation of Harpreet Grewal is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release issued on May 14, 2008 announcing the establishment of a new organizational structure and the appointment of is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Transition Agreement by and among the Registrant, VistaPrint USA, Incorporated, and Harpreet Grewal dated as of May 13, 2008.

99.1	Press Release dated May 14, 2008.

99.2	Press Release dated May 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2008

VISTAPRINT LIMITED

By: /s/ Harpreet Grewal

        Harpreet Grewal

        Executive Vice President and

        Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Transition Agreement by and among the Registrant, VistaPrint USA, Incorporated, and Harpreet Grewal dated as of May 13, 2008.

99.1	Press Release dated May 14, 2008.

99.2	Press Release dated May 14, 2008.

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